UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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[ ]     Preliminary Proxy Statement

[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

[ ]     Definitive Proxy Statement

[ ]     Definitive Additional Materials

[X]     Soliciting Material Pursuant to  240.14a-12


                         CLEAN DIESEL TECHNOLOGIES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   THE COMMITTEE TO RESTORE STOCKHOLDER VALUE
                         AND INTEGRITY FOR CLEAN DIESEL
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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[ ]     Fee paid previously with preliminary materials.

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0-11(a)(2) and identify the filing for which the offsetting fee was paid
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
CUTLER LAW GROUP
Attorneys at Law                                        M. Richard Cutler, Esq.*
3355 West Alabama, Suite 1150                           M Gregory Cutler, Esq.**
Houston, Texas 77098
(713) 888-0040 Tel  (800) 836-0714 Fax           *Admitted in California & Texas
www.cutlerlaw.com                                          **Admitted in Florida
================================================================================

                               September 10, 2010

VIA CONFIRMED EMAIL AND OVERNIGHT MAIL
--------------------------------------

Board of Directors
Corporate Secretary
Clean Diesel Technologies, Inc.
Suite 1100, 10 Middle Street
Bridgeport, CT  06604

Gentlemen:

     Cutler Law Group represents The Committee to Restore Stockholder Value and Integrity for Clean Diesel (the "Committee"). Please be advised that on behalf of the Committee, we have received from stockholders of Clean Diesel Technologies, Inc. ("Clean Diesel") an aggregate of more than 25% of the issued and outstanding common stock of record of Clean Diesel, who have demanded that the following actions be taken immediately:

1. The existing board of directors must elect John J. McCloy II and Andrew Merz Hanson, nominated as the "Blue Team" by The Committee to Restore Stockholder Value and Integrity for Clean Diesel, as members of the Board of Directors. Information as required by Section 2.12 of the Bylaws with respect to such nominees is as set forth below.

2. Upon such election, the following members of the Board of Directors must all immediately resign their positions as directors and/or officers: Michael L. Asmussen, Derek R. Gray, Charles W. Grinnell, David F. Merrion and Mungo Park.
3. Those stockholders further demand that a Special Meeting of Stockholders be called and held not less than 35 days and not more than 120 days from the date of this notice to elect the slate of directors nominated by the Blue Team and remove the existing directors as provided in Section 2.2 of the bylaws of Clean Diesel.

     In the event that the first two actions are not immediately taken, the stockholders have advised that they intend to vote their shares at the Special Meeting to remove the existing directors and elect the "Blue Team" slate nominated by the Committee. These stockholders have also advised that they consider failure to take these actions as a breach of fiduciary duty of each of the existing officers and directors, and have engaged this law firm to take action with respect to those breaches.

     In the event that this action requires a special meeting of stockholders, please be advised that neither the undersigned nor any of the demanding stockholders has any material interest in such business to be conducted at the meeting other than interest as a stockholder of Clean Diesel. Furthermore, the demanding stockholders have advised that they intend to appear at the Special Meeting either in person or by proxy to bring the business before the meeting.

The directors to be elected are as follows:

John J. McCloy II
Age 72

Business Address:
Care of Gravitas Technologies
475 Park Ave South
New York NY 10016

Residence Address:
[Confidential Personal Information]

Principal Occupations and Employments currently and for the previous five years:
Chairman Gravitas Technologies
Entrepreneur

Andrew Merz Hanson
Age 60

Business Address:
3052 High Ridge Road
Stamford, CT 06903

Residence Address:
[Confidential Personal Information]

Principal Occupations and Employments currently and for the previous five years:
From 1997 to present President of Redwood Investment Management LLC, engaged in financial consulting, venture capital and equity investing. Board Member, Connecticut Venture Group from 2001 to 2010, a trade association. Board Member and Chief Financial Officer of Advanced Color Technology from 2005 to 2007, a print on demand company.

     There are no arrangements or understandings between or among either of the proposed nominees and the undersigned or any of the demanding stockholder or other stockholders making this demand or any other persons.

     A statement signed by each of the nominees consenting to be named as a nominee, and, if elected, to serve as a Director is attached separately to this demand.

     We hereby demand that these actions be taken immediately without further cost to the Company and harm to its stockholders.

                              Very truly yours,

                              \s\ M. Richard Cutler, Esq.

                              M. Richard Cutler, Esq.

                   THE COMMITTEE TO RESTORE STOCKHOLDER VALUE
                         AND INTEGRITY FOR CLEAN DIESEL

Board of Directors
Corporate Secretary
Clean Diesel Technologies, Inc.
Suite 1100, 10 Middle Street
Bridgeport, CT  06604

Gentlemen:

The undersigned consent to be named as a nominee for Board of Directors of Clean Diesel Technologies, Inc., and, if elected, to serve as a Director of Clean Diesel Technologies, Inc.


\s\ John J. McCloy II          September 10, 2010
---------------------
John J. McCloy II


\s\ Andrew Merz Hanson         September 10, 2010
----------------------
Andrew Merz Hanson

                                                           FOR IMMEDIATE RELEASE

   THE COMMITTEE TO RESTORE STOCKHOLDER VALUE AND INTEGRITY FOR CLEAN DIESEL

Bridgeport, CT - (September 10, 2010) - The Committee to Restore Stockholder Value and Integrity for Clean Diesel (the "Committee") today announced that stockholders have demanded Clean Diesel Technologies, Inc. hold a Special Stockholders' Meeting as soon as possible. Per the Clean Diesel bylaws, the Committee made the request on behalf of shareholders representing more than 25% of Clean Diesel's outstanding stock.

These stockholders have decided that the current members of the Board of Directors, who have voted to reverse merge Clean Diesel Technologies, Inc. ("CDTI") into Catalytic Solutions, Inc., a virtually bankrupt company, need to be replaced immediately so that CDTI can pursue sensible business alternatives. The Committee and these stockholders reaffirm their dissatisfaction with CDTI's current Board and management, who continue to put stockholder value at risk with this proposed merger and other questionable activities.

The Committee's goal is to restore stockholder confidence and value to Clean Diesel Technologies, Inc. The Committee encourages all shareholders to consider this information and other materials filed with the SEC. With a new Board, the Committee expects Clean Diesel to move rapidly ahead in a positive direction to restore the confidence of investors and customers.

On Behalf of the Committee to Restore Stockholder Value and Integrity for Clean Diesel,

/s/ Andrew Merz Hanson
Andrew Merz Hanson, CFA, Chairman
John J. McCloy II
Ann B. Ruple, CPA

We appreciate your continued support. If you have any questions or comments, please contact us at info@RestoreClean Diesel.com. You can learn more about how we believe Clean Diesel's current management is destroying stockholder value, the seemingly self-interested actions of management and the sitting Board at www.RestoreCleanDiesel.com.

THE COMMITTEE TO RESTORE STOCKHOLDER VALUE AND INTEGRITY FOR CLEAN DIESEL IS PROVIDING THE FORGOING INFORMATION TO SHAREHOLDERS PRIOR TO FILING OF A PROXY STATEMENT PURSUANT TO RULE 14a-12. WE ARE NOT CURRENTLY ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY AT THIS TIME.

THE COMMITTEE'S PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION AND SHOULD BE READ PRIOR TO DELIVERING ANY PROXY. ONCE FILED, THE PROXY STATEMENT AND ANY ADDITIONAL PROXY MATERIALS MAY BE VIEWED FOR FREE AT:
 http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0000949428.
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